Exhibit 99.1
CAVA GROUP REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2025 RESULTS
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FULL YEAR CAVA REVENUE GROWTH OF 22.5% INCLUDING SAME RESTAURANT SALES OF 4.0%
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72 NET NEW CAVA RESTAURANT OPENINGS DURING FISCAL 2025
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FULL YEAR CAVA RESTAURANT-LEVEL PROFIT MARGIN OF 24.4%
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WASHINGTON, D.C. (February 24, 2026) - CAVA Group, Inc. (NYSE: CAVA) (“CAVA Group” or the “Company”), the category-defining Mediterranean fast-casual restaurant brand that brings heart, health, and humanity to food, today announced financial results for its fiscal fourth quarter and fiscal year ended December 28, 2025.
“2025 marked a milestone year for CAVA as we continued to deliver on our mission of bringing heart, health, and humanity to food while scaling the business with a long-term, intentional focus. Our momentum and market share gains underscore the strength of our value proposition and reflect how deeply our brand is resonating with today’s increasingly discerning consumer,” said Brett Schulman, Co-Founder and CEO. “For the first time in our history, revenue surpassed $1 billion for a full fiscal year in 2025, growing 22.5% for the year. We opened 72 net new restaurants and delivered same-restaurant sales growth of 4.0%. Despite strong prior-year comparisons and a dynamic macroeconomic environment, the power of our model and the momentum of our brand remain clear."
Fiscal Fourth Quarter 2025 Highlights:
•CAVA Revenue grew 21.2% to $272.8 million as compared to $225.1 million in the prior year quarter.
•Net New CAVA Restaurant Openings of 24.
•Same Restaurant Sales increased by 0.5%.
•CAVA Restaurant-Level Profit of $58.3 million or growth of 15.7% over the prior year quarter, with CAVA Restaurant-Level Profit Margin of 21.4%.
•Digital Revenue Mix was 38.9%.
•Net Income of $4.9 million.
•Adjusted EBITDA1 of $25.8 million compared to $25.1 million in the prior year quarter.
Fiscal Year 2025 Highlights:
•CAVA Revenue grew 22.5% to $1,169.3 million as compared to $954.3 million in the prior year.
•Net New CAVA Restaurant Openings of 72, bringing total CAVA Restaurants to 439, a 19.6% increase in total CAVA Restaurants year over year.
•Same Restaurant Sales increased by 4.0%.
•AUV of $2.9 million.
•CAVA Restaurant-Level Profit of $285.0 million or growth of 19.7% over the prior year, with CAVA Restaurant-Level Profit Margin of 24.4%.
•Digital Revenue Mix was 37.9%.

•Net Income of $63.7 million compared to $130.3 million in the prior year. Adjusted Net Income1 was $63.7 million compared to $50.2 million in the prior year, an increase of 26.9%. Adjusted net income in the prior year excludes the net benefit from the release of the valuation allowance against deferred tax assets (the “VA Release”).
•Adjusted EBITDA1 of $152.8 million compared to $126.2 million in the prior year.
•Net cash provided by operating activities of $184.8 million with Free Cash Flow1 of $26.1 million.
Fiscal Fourth Quarter 2025 Review:
CAVA Revenue was $272.8 million, an increase of 21.2% compared to the fiscal fourth quarter of 2024. The increase was driven by 87 Net New CAVA Restaurant Openings during or subsequent to the fiscal fourth quarter of 2024, which are exceeding our performance expectations, and Same Restaurant Sales of 0.5%. Same Restaurant Sales increased 1.9% from menu price and product mix, partially offset by a 1.4% decrease in Guest Traffic.
CAVA Restaurant-Level Profit Margin was 21.4%, a decrease of 100 basis points compared to the fiscal fourth quarter of 2024. The decrease was due to a higher mix of third-party delivery, technology costs associated with our kitchen display system investments, and other individually insignificant items within other operating expenses; higher food, beverage, and packaging costs primarily associated with the impact of tariffs and the limited time chicken shawarma offering; and incremental wage investments. The decrease was partially offset by leverage from higher sales.
General and administrative expenses were $32.5 million, or 11.8% of revenue, as compared to $28.5 million, or 12.6% of revenue, in the fiscal fourth quarter of 2024. General and administrative expenses, excluding equity-based compensation1, were $29.0 million, or 10.5% of revenue, as compared to $23.6 million, or 10.4% of revenue, in the fiscal fourth quarter of 2024. The increase of 10 basis points was primarily due to investments to support future growth, partially offset by leverage from higher sales.
Net income was $4.9 million, or 1.8% of revenue, as compared to $78.6 million in the fiscal fourth quarter of 2024. Assuming a consistent effective tax rate allocated to each fiscal quarter in the prior year, excluding the net benefit from the VA Release, Adjusted Net Income1 in the prior year quarter was $6.5 million. The decrease in Adjusted Net Income1 was due to higher depreciation and amortization, partially offset by lower equity-based compensation expense, including the impact of payroll taxes, and improved operating performance.
Adjusted EBITDA1 was $25.8 million, or 9.4% of revenue, an increase of $0.7 million, or 2.6%, compared to the fiscal fourth quarter of 2024. The increase was primarily driven by the number and strength of performance of Net New CAVA Restaurant Openings during or subsequent to the fourth quarter of fiscal 2024, partially offset by investments to support future growth, including higher pre-opening costs.
Fiscal 2025 Review:
CAVA Revenue was $1,169.3 million, an increase of 22.5% compared to fiscal 2024. The increase was driven by 130 Net New CAVA Restaurant Openings during or subsequent to fiscal 2024 and Same Restaurant Sales of 4.0%. Same Restaurant Sales consists of 2.4% from menu price and product mix and 1.6% from Guest Traffic.
CAVA Restaurant-Level Profit Margin was 24.4%, a decrease of 60 basis points compared to fiscal 2024. The decrease was primarily due to higher food, beverage, and packaging costs associated with the launch of grilled steak in the second quarter of fiscal 2024, the impact of tariffs, and the limited time chicken shawarma offering; a higher mix of third-party delivery; and incremental wage investments. This decrease was partially offset by leverage from higher sales.
General and administrative expenses were $137.5 million, or 11.7% of revenue, as compared to $120.5 million, or 12.5% of revenue, in fiscal 2024. General and administrative expenses, excluding equity-based compensation and executive transition costs1, were $118.6 million, or 10.1% of revenue, as compared to $103.4 million, or 10.7% of revenue, in fiscal 2024. The decrease of 60 basis points was primarily due to lower performance-based incentive compensation and leverage from higher sales, partially offset by investments to support future growth, including our CAVA Connect conference.

Net income was $63.7 million, or 5.4% of revenue, as compared to $130.3 million in fiscal 2024. Excluding the net benefit from the VA Release, Adjusted Net Income1 in the prior year was $50.2 million. The increase in Adjusted Net Income1 was due to higher operating performance and a lower full year effective tax rate, partially offset by higher depreciation and amortization expense, executive transition costs, and lower interest income.
Adjusted EBITDA1 was $152.8 million, or 12.9% of revenue, an increase of $26.5 million, or 21.0%, compared to fiscal 2024. The increase was primarily driven by the number and strength of performance of Net New CAVA Restaurant Openings during or subsequent to fiscal 2024, 4.0% Same Restaurant Sales, and leverage in general and administrative expenses, partially offset by higher pre-opening costs.
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1    Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, and General and administrative expenses, excluding equity-based compensation and executive transition costs, are non-GAAP financial measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the tables at the end of this press release.

Fiscal 2026 Outlook:
CAVA Group anticipates the following for fiscal 2026:

Net New CAVA Restaurant Openings	74 to 76
Same Restaurant Sales	3.0% to 5.0%
CAVA Restaurant-Level Profit Margin	23.7% to 24.2%
Pre-opening costs	$19.5 to $20.0 million
Adjusted EBITDA	$176.0 to $184.0 million
Actual results may differ materially from CAVA Group's fiscal full-year 2026 guidance as a result of, among other things, the factors described under “Cautionary Statement Regarding Forward-Looking Statements” below.
A reconciliation of the forward-looking fiscal 2026 Adjusted EBITDA to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For these reasons, we are unable to assess the potential significance of the unavailable information.

About CAVA Group:
CAVA is the category-defining Mediterranean fast-casual restaurant brand, bringing together healthful food and bold, satisfying flavors at scale. Our brand and our opportunity transcend the Mediterranean category to compete in the large and growing limited-service restaurant sector as well as the health and wellness food category. CAVA serves guests across age groups, genders, and income brackets and benefits from generational tailwinds created by consumer demand for healthy living and a demographic shift towards greater ethnic diversity. We meet consumers’ desires to engage with convenient, authentic, purpose-driven brands that view food as a source of self-expression. The broad appeal of our food combined with these favorable industry trends drive our vast opportunity for continued growth.

Earnings Conference Call:
The Company will host a conference call on February 24, 2026 at 5:00 PM Eastern Time to discuss fourth quarter and fiscal year 2025 financial results as well as provide a business update. Investors will have the opportunity to listen to the conference call live through the webcast from the company's website on the investor relations page at investor.cava.com. A recorded webcast will be available on CAVA's investor relations website shortly after the call and available for up to one year.
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our fiscal 2026 outlook, including Net New CAVA Restaurant Openings, Same Restaurant Sales, CAVA Restaurant-Level Profit Margin, Pre-Opening Costs and Adjusted EBITDA, industry, business strategy, goals, expectations concerning our market position, future operations, growth, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words or similar terms and phrases to identify forward-looking statements in this press release.

The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: we operate in a highly competitive industry; our future growth depends on our ability to open new restaurants while managing our growth effectively and maintaining our culture, and our historical growth may not be indicative of our future growth; we may not be able to successfully identify appropriate locations and develop and expand our operations in existing and new markets; new restaurants may not be profitable and may negatively impact sales at our existing locations; negative changes in guest perception of our brand could negatively impact our business; our efforts to market our restaurants and brand may not be successful; food safety issues, and food-borne illness concerns may harm our business; if we are unable to maintain or increase prices, our margins may decrease; the growth of our business depends on our ability to accurately predict guest trends and demand and successfully introduce new menu offerings and improve our existing menu offerings; economic factors and guest behavior trends, which are uncertain and largely beyond our control, may adversely affect guests’ behavior and our ability to maintain or increase sales at our restaurants; we are subject to risks associated with leasing property; we may not be able to successfully expand our digital and delivery business, which is subject to risks outside of our control; our inability or failure to utilize, recognize, respond to, and effectively manage the immediacy of social media could have a material adverse effect on our business; we may not realize the anticipated benefits from past and potential future acquisitions, investments, or other strategic initiatives; we may not be able to manage our manufacturing and supply chain effectively, which may adversely affect our results of operations; our reliance on third parties could have an adverse effect on our business, financial condition, and results of operations; we may experience shortages, delays, or interruptions in the delivery of food items and other products; we may not successfully optimize, operate, and manage our production facilities; we may face increases in food, commodity, energy, and other costs; we may face increases in labor costs, labor shortages, and difficulties in our ability to identify, hire, train, motivate, and retain the right team members; our success depends on our ability to attract, develop, and retain our management team and key team members; security breaches of our electronic processing of credit and debit card transactions, the CAVA app, or confidential guest or team member information (including personal information) may adversely affect our business; our business is subject to complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity; we rely heavily on information technology systems and failures of, or interruptions in, or not effectively scaling and adapting our information technology systems could harm our business; we are subject to evolving rules and regulations with respect to environmental, social and governance matters; climate change and volatile adverse weather conditions could adversely affect our restaurant sales or results of operations; and each of the other factors set forth in “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K, and in other reports filed with the United States Securities and Exchange Commission, all of which are available on the investor relations page of our website at investor.cava.com.
Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We do not undertake any obligation to revise or update any forward-looking statements, except as required by law. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

Investor Relations:	Media Relations:
Anisha Sutaria, Director, Corporate Development & IR	media@cava.com
investor.relations@cava.com

CAVA GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Weeks Ended		Fiscal Year Ended
(in thousands, except per share amounts)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Revenue	$274,985	$227,395	$1,179,664	$963,713
Operating expenses:
Restaurant operating costs (excluding depreciation and amortization)
Food, beverage, and packaging	83,980	68,417	352,778	284,743
Labor	73,954	61,356	301,861	247,490
Occupancy	20,854	17,100	83,576	69,851
Other operating expenses	36,840	29,090	150,982	119,824
Total restaurant operating expenses	215,628	175,963	889,197	721,908
General and administrative expenses	32,518	28,549	137,462	120,500
Depreciation and amortization	18,407	14,975	73,661	60,355
Restructuring and other costs	—	(2)	—	580
Pre-opening costs	4,615	2,697	19,134	12,197
Impairment and asset disposal costs	1,008	1,260	4,925	5,055
Total operating expenses	272,176	223,442	1,124,379	920,595
Income from operations	2,809	3,953	55,285	43,118
Interest income, net	(3,272)	(3,645)	(15,045)	(16,474)
Other expense (income), net	2	(130)	(469)	(318)
Income before taxes	6,079	7,728	70,799	59,910
Provision for (benefit from) income taxes	1,158	(70,891)	7,056	(70,409)
Net income	$4,921	$78,619	$63,743	$130,319
Earnings per share
Basic	$0.04	$0.69	$0.55	$1.14
Diluted	$0.04	$0.66	$0.54	$1.10
Weighted-average common shares outstanding:
Basic	116,042	114,739	115,804	114,292
Diluted	118,018	118,546	118,278	118,273

The following tables summarize the results of the CAVA segment for the fiscal quarters and fiscal years ended December 28, 2025 and December 29, 2024:

	Twelve Weeks Ended
	December 28, 2025		December 29, 2024		Change
($ in thousands)	$	% of Revenue	$	% of Revenue	$	%
Restaurant revenue	$272,768	100.0%	$225,100	100.0%	$47,668	21.2%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	83,005	30.4	67,327	29.9	15,678	23.3
Labor	73,954	27.1	61,356	27.3	12,598	20.5
Occupancy	20,854	7.6	17,100	7.6	3,754	22.0
Other operating expenses	36,643	13.4	28,904	12.8	7,739	26.8
Total restaurant operating expenses	214,456	78.6	174,687	77.6	39,769	22.8
Restaurant-level profit	$58,312	21.4%	$50,413	22.4%	$7,899	15.7%

	Fiscal Year Ended
	December 28, 2025		December 29, 2024		Change
($ in thousands)	$	% of Revenue	$	% of Revenue	$	%
Restaurant revenue	$1,169,286	100.0%	$954,273	100.0%	$215,013	22.5%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	348,684	29.8	279,741	29.3	68,943	24.6
Labor	301,861	25.8	247,490	25.9	54,371	22.0
Occupancy	83,576	7.1	69,851	7.3	13,725	19.6
Other operating expenses	150,121	12.8	119,078	12.5	31,043	26.1
Total restaurant operating expenses	884,242	75.6	716,160	75.0	168,082	23.5
Restaurant-level profit	$285,044	24.4%	$238,113	25.0%	$46,931	19.7%

The following table presents selected quarterly financial and other data for the periods indicated:

	Twelve Weeks Ended	Twelve Weeks Ended	Twelve Weeks Ended	Sixteen Weeks Ended	Twelve Weeks Ended
	December 28, 2025	October 5, 2025	July 13, 2025	April 20, 2025	December 29, 2024
($ in thousands)	(Q4 2025)	(Q3 2025)	(Q2 2025)	(Q1 2025)	(Q4 2024)
Net New CAVA Restaurant Openings	24	17	16	15	15
CAVA Restaurants, end of period	439	415	398	382	367
Same Restaurant Sales	0.5%	1.9%	2.1%	10.8%	21.2%
AUV[1]	$2,934	$2,935	$2,939	$2,933	$2,865
CAVA Restaurant-Level Profit	$58,312	$71,165	$73,262	$82,305	$50,413
CAVA Restaurant-Level Profit Margin	21.4%	24.6%	26.3%	25.1%	22.4%
Restaurant Operating Weeks	5,140	4,881	4,659	5,935	4,299
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1    Presented on a trailing thirteen period basis. For purposes of calculating AUV for Q4 2025, Q3 2025, Q2 2025, Q1 2025, and Q4 2024, the applicable measurement period is the trailing thirteen periods ended December 28, 2025, October 5, 2025, July 13, 2025, April 20, 2025, and December 29, 2024, respectively.

The following table presents the Company’s selected balance sheet data:

($ in thousands)	December 28, 2025	December 29, 2024
Cash and cash equivalents	$282,917	$366,120
Investments as fair value	110,112	—
Total assets	1,360,027	1,169,669
Total liabilities	580,371	474,103
Total stockholders’ equity	779,656	695,566
Total liabilities and stockholders’ equity	1,360,027	1,169,669
The following table shows the growth in our company-owned CAVA restaurant base:

	Twelve Weeks Ended		Fiscal Year Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Beginning of period	415	352	367	309
New CAVA Restaurant openings	25	15	73	59
Permanent closure	(1)	—	(1)	(1)
End of period	439	367	439	367

Non-GAAP Financial Measures
In addition to our consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our operating performance. Management believes Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.
Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow are not recognized terms under GAAP and should not be considered as alternatives to net income, net income margin, or general and administrative expenses, as applicable, as measures of financial performance or cash provided by operating activities as measures of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA and Free Cash Flow are not intended to be measures of free cash flow available for management’s discretionary use, as Adjusted EBITDA does not consider certain cash requirements such as tax payments and financing cash flows, and Free Cash Flow does not consider certain cash requirements such as financing cash flows. Our non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA and Adjusted Net Income do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA and Adjusted Net Income do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow do not reflect cash flows from financing activities of our business;
•Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense, or the cash necessary to pay income taxes;
•Adjusted EBITDA does not reflect the impact of earnings or cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow differently than we do, limiting their usefulness as comparative measures.

The following table reconciles net income to Adjusted EBITDA for the periods indicated:

	Twelve Weeks Ended		Fiscal Year Ended
($ in thousands)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net income	$4,921	$78,619	$63,743	$130,319
Non-GAAP Adjustments
Interest income, net	(3,272)	(3,645)	(15,045)	(16,474)
Provision for (benefit from) income taxes	1,158	(70,891)	7,056	(70,409)
Depreciation and amortization	18,407	14,975	73,661	60,355
Equity-based compensation	3,540	4,918	18,057	17,140
Other expense (income), net	2	(130)	(469)	(318)
Impairment and asset disposal costs	1,008	1,260	4,925	5,055
Restructuring and other costs	—	(2)	—	580
Executive transition costs[1]	—	—	832	—
Adjusted EBITDA	$25,764	$25,104	$152,760	$126,248

Revenue	$274,985	$227,395	$1,179,664	$963,713
Net income margin[2]	1.8%	34.6%	5.4%	13.5%
Adjusted EBITDA margin	9.4%	11.0%	12.9%	13.1%
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1     Includes costs associated with the separation of the Company's Chief Operations Officer.
2    Net income margin for the twelve weeks and fiscal year ended December 29, 2024 includes the impact of the $80.1 million net benefit from the VA Release.
The following table reconciles general and administrative expenses to general and administrative expenses, excluding equity-based compensation and executive transition costs for the periods indicated:

	Twelve Weeks Ended		Fiscal Year Ended
($ in thousands)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
General and administrative expenses	$32,518	$28,549	$137,462	$120,500
Equity-based compensation	3,540	4,918	18,057	17,140
Executive transition costs[1]	—	—	832	—
General and administrative expenses, excluding equity-based compensation and executive transition costs	$28,978	$23,631	$118,573	$103,360

Revenue	$274,985	$227,395	$1,179,664	$963,713
General and administrative expenses, as a percentage of revenue	11.8%	12.6%	11.7%	12.5%
General and administrative expenses, excluding equity-based compensation and executive transition costs, as a percentage of revenue	10.5%	10.4%	10.1%	10.7%
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1     Includes costs associated with the separation of the Company's Chief Operations Officer.

The following table reconciles net income to Adjusted Net Income and diluted earnings per share to Adjusted Diluted Earnings Per Share for the periods presented:

	Twelve Weeks Ended		Fiscal Year Ended
(in thousands)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net income	$4,921	$78,619	$63,743	$130,319
Tax benefit from the release of the valuation allowance	—	(80,100)	—	(80,100)
Quarterly allocation of income tax expense, excluding benefit from the release of the valuation allowance [1]	—	7,959	—	—
Adjusted Net Income	$4,921	$6,478	$63,743	$50,219

Diluted weighted average common shares outstanding	118,018	118,546	118,278	118,273
Diluted earnings per share	$0.04	$0.66	$0.54	$1.10
Adjusted Diluted Earnings Per Share	$0.04	$0.05	$0.54	$0.42
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1    Reflects an allocation of income tax expense excluding the net benefit from the VA Release recorded in the fiscal fourth quarter of 2024 to each quarter within fiscal 2024 assuming a consistent effective tax rate.

The following table reconciles net cash provided by operating activities to Free Cash Flow:

	Fiscal Year Ended
($ in thousands)	December 28, 2025	December 29, 2024
Net cash provided by operating activities	$184,840	$161,027
Purchases of property and equipment	(158,699)	(108,131)
Free Cash Flow	$26,141	$52,896

Glossary:
The following definitions apply to these terms as used in this press release:
“Adjusted Diluted Earnings Per Share” is defined as Adjusted Net Income divided by diluted weighted-average common shares outstanding;
“Adjusted EBITDA” is defined as net income adjusted to exclude interest income, net, provision for (benefit from) income taxes, and depreciation and amortization, further adjusted to exclude equity-based compensation, other expense (income), net, impairment and asset disposal costs, restructuring and other costs, and executive transition costs, in each case, to the extent applicable in a given fiscal period. See “Non-GAAP Financial Measures” for a reconciliation of net income to Adjusted EBITDA for the periods presented;
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA as a percentage of revenue;
“Adjusted Net Income” is defined as net income adjusted to exclude the net benefit associated with the VA Release in fiscal 2024. In addition, Adjusted Net Income includes an allocation of total fiscal 2024 income tax expense, excluding the net benefit associated with the VA Release, to each quarter assuming a consistent effective tax rate. See “Non-GAAP Financial Measures” for a reconciliation of net income to Adjusted Net Income for the periods presented;
“Adjusted Net Income Margin” is defined as Adjusted Net Income as a percentage of revenue;
“Average Unit Volume” or “AUV” represents total revenue of operating CAVA Restaurants that were open for the entire trailing thirteen periods, and Digital Kitchens sales for such period, divided by the number of operating CAVA Restaurants that were open for the entire trailing thirteen periods;
“CAVA Restaurant-Level Profit” a segment measure of profit and loss, represents CAVA Revenue less food, beverage, and packaging, labor, occupancy, and other operating expenses, excluding depreciation and amortization. CAVA Restaurant-Level Profit excludes pre-opening costs;
“CAVA Restaurant-Level Profit Margin” represents CAVA Restaurant-Level Profit as a percentage of CAVA Revenue;
“CAVA Restaurants” is defined to include all CAVA restaurants, including converted Zoes Kitchen locations and Hybrid Kitchens, that are open or temporarily closed as of the end of the specific period. CAVA Restaurants exclude restaurants operating under license agreements and Digital Kitchens;
“CAVA Revenue” is defined to include all revenue attributable to CAVA restaurants in the specified period, excluding restaurants operating under license agreements;
“Digital Kitchen” is defined to include kitchens used for third-party marketplace and native delivery, Digital Order pick-up and/or centralized catering production, and that has neither in-restaurant dining nor customer-facing make lines;
“Digital Orders” means orders made through catering, digital channels, such as the CAVA app and the CAVA website. Digital Orders include orders fulfilled through third-party marketplace and native delivery and digital order pick-up;
“Digital Revenue Mix” represents the portion of CAVA Revenue related to Digital Orders as a percentage of total CAVA Revenue;
“Free Cash Flow” means net cash provided by operating activities less purchases of property and equipment;
“Guest Traffic” means the number of entrees ordered in-restaurant and through Digital Orders;
“Hybrid Kitchen” is defined to include kitchens that have enhanced kitchen capabilities to support centralized catering production and that also have in-restaurant dining and customer-facing make lines;

“Net New CAVA Restaurant Openings” is defined as new CAVA restaurant openings (including CAVA restaurants converted from a Zoes Kitchen location) during a specified reporting period, net of any permanent CAVA restaurant closures during the same period;
“Restaurant Operating Weeks” represents the aggregate number of weeks each of our CAVA Restaurants has been open in a given period; and
“Same Restaurant Sales” is defined as the period-over-period sales comparison for CAVA restaurants that have been open for 365 days or longer (including converted Zoes Kitchen locations that have been open for 365 days or longer after the completion of the conversion to a CAVA restaurant).
We operate on a 52-week or 53-week fiscal year that ends on the last Sunday of the calendar year. In a 52-week fiscal year, the first fiscal quarter contains sixteen weeks and the second, third, and fourth fiscal quarters each contain twelve weeks. In a 53-week fiscal year, the first fiscal quarter contains sixteen weeks, the second and third fiscal quarters each contain twelve weeks, and the fourth fiscal quarter contains thirteen weeks. References to “thirteen periods” are to the 13 accounting periods we have in each fiscal year, with each accounting period being four weeks, except in a 53-week fiscal year which will contain one accounting period of five weeks.
Certain numerical figures have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.